UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

MAM SOFTWARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Maple Park, Maple Court, Tankersley, Barnsley, UK S75 3DP

 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 011 44 124 431 1794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

MAM Software Group, Inc. (the “Company”) held its regular annual meeting of the stockholders (the “Annual Meeting”) at 875 Third Avenue, 9th Floor, New York, New York, on December 15, 2015. As described in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2015, at the Annual Meeting, the Company’s stockholders were asked to vote on two matters: (i) the election of directors, and (ii) the ratification of the appointment of an independent registered public accounting firm.

Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to management’s nominees for directors. All nominees for director listed below were elected. The term of office for each director will be until the 2017 annual meeting of the Company’s stockholders and their successors are elected and qualified, or until their earlier resignation or removal.

The final results of the election of directors were as follows:

Name	For	Withheld	Broker Non-Votes
Michael G. Jamieson	10,519,899	146	1,051,274
Dwight B. Mamanteo	10,206,840	313,205	1,051,274
Peter H. Kamin	10,519,899	146	1,051,274
Frederick Wasserman	10,492,154	27,891	1,051,274
Gerald M. Czarnecki	10,519,899	146	1,051,274
W. Austin Lewis IV	10,234,585	285,460	1,051,274

In addition, the stockholders ratified the appointment of KMJ Corbin & Company LLP as the Company’s independent auditors for the fiscal year ending June 30, 2016, by a vote of 11,567,964 for; 145 against, and; 3,210 abstentions. There were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 16, 2015		MAM SOFTWARE GROUP, INC.

	By:	/s/ Brian H. Callahan
Name: Brian H. Callahan Title: Chief Financial Officer